                                                               EXHIBIT (12)(b)

                COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                   RATIO OF EARNINGS TO FIXED CHARGES
                             (IN THOUSANDS)
                                        (UNAUDITED)


                                                        NINE MONTHS ENDED
                                                            SEPTEMBER 30
                                                    --------------------------
                                                       1999             1998
                                                    ----------      ----------
Pretax income                                          $246,048         $213,600
Add fixed charges:
  Interest on deposits                                  305,451          299,076
  Interest on borrowings                                139,718          111,096
  Portion of rental expense
   representing interest expense                          4,760            4,398
                                                       --------         --------
      Total fixed charges                               449,929          414,570
                                                       --------         --------
    Income before fixed charges                        $695,977         $628,170
                                                       ========         ========

Pretax income                                          $246,048         $213,600
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                                139,718          111,096
  Portion of rental expense
   representing interest expense                          4,760            4,398
                                                       --------         --------
      Total fixed charges                               144,478          115,494
                                                       --------         --------
    Income before fixed charges
     (excluding interest on deposits)                  $390,526         $329,094
                                                       ========         ========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                          1.55x            1.52x
  Excluding interest on deposits                          2.70x            2.85x
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